UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2025

LAFAYETTE SQUARE USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01427	87-2807075

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 SW 7th St, Unit 2307, Miami, Florida	33130-2992

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 753-7096

________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2025, Lafayette Square USA, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $65,000,000 in aggregate principal amount of 7.00% Senior Notes (the “Notes”) to qualified institutional investors in a private placement.

The Notes were issued on August 19, 2025 and will mature on August 19, 2030 unless redeemed, purchased or prepaid prior to such date by the Company in accordance with their terms and have a fixed interest rate of 7.00% per annum. Interest on the Notes will be due semiannually. These interest rates are subject to increase (up to a maximum increase of 2.00% above the stated rate for the Notes) in the event that, subject to certain exceptions, the Notes cease to have an investment grade rating and the Company’s minimum secured debt ratio exceeds certain thresholds.

The Notes are general unsecured obligations of the Company that rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated indebtedness of the Company. The Notes are guaranteed, on a senior unsecured basis, by LS BDC Holdings LLC (the “Guarantor”), a wholly owned subsidiary of the Company.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants, such as maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, a minimum consolidated net worth test and a minimum asset coverage ratio. The Note Purchase Agreement also contains customary events of default with customary cure and notice periods.

In addition, the Company is obligated to offer to repay the Notes at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, if certain change in control events occur.

The Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable. The Company intends to use the net proceeds from this offering for its general corporate purposes.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation.

The information included under Item 1.01 above regarding the Note Purchase Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Note Purchase Agreement, dated as of August 19, 2025, by and among Lafayette Square USA, Inc. and the Purchasers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lafayette Square USA, Inc.

Date: August 19, 2025	By:	/s/ Seren Tahiroglu
	Name:	Seren Tahiroglu
	Title:	Chief Financial Officer